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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of March 24, 1999, between American Medical Systems, Inc., a Delaware corporation (the "Company"), and Greg Melsen (the "Executive").

R E C I T A L S:

         WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the employment of the Executive by the Company;

         WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein;

         NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         Section 1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. The Executive shall serve as Vice President and Chief Financial Officer of the Company, and, in such capacity, shall report directly to the Company's President or Chief Executive Officer and shall have such duties as are typically performed by the chief financial officer of a corporation, together with such additional duties, commensurate with the Executive's position as the Chief Financial Officer of the Company, as may be assigned to the Executive from time to time by the Company's President or Chief Executive Officer. The principal location of the Executive's employment shall be at the Company's principal executive office located in Minnetonka, Minnesota, although the Executive understands and agrees that he may be required to travel from time to time for Company business reasons.

         Section 2. Term. Unless terminated pursuant to Section 6 hereof, the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the second anniversary of the date hereof (the "Initial Term"). Thereafter, the Executive's employment term shall extend automatically for consecutive periods of one year unless either party shall provide notice of termination not less than sixty (60) days prior to an anniversary date of this Agreement. The Initial Term, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term." The Employment Term shall terminate upon any termination of the Executive's employment pursuant to Section 6.

         Section 3. Compensation. During the Employment Term, the Executive shall be entitled to the following compensation and benefits:

         (a) Salary. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $155,000 per year with increases, if any, as may be approved in writing by the Company's, President, Chief Executive Officer or Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.








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         (b) Bonus. During the Employment Term, in addition to Salary, the
Executive shall be eligible to participate in such bonus plans as may be adopted from time by the Board of Directors for other vice presidents of the Company (the "Bonus"); provided that, unless the Board of Directors determines otherwise, the Executive must be employed on the last day of such calendar year in order to receive the Bonus attributable thereto. The Executive's entitlement to the Bonus for any particular calendar year shall be based on the attainment of performance objectives established by the Board of Directors in any such bonus plan.

         (c) Benefits. Except as otherwise provided in this Agreement, in addition to the Salary and Bonus, if any, the Executive shall be entitled during the Employment Term to participate in health, insurance, pension, retirement, disability and other benefit programs provided to other vice presidents of the Company on terms no less favorable than those available to other vice presidents of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other vice presidents of the Company in accordance with the Company's policies in effect from time to time, except that the Executive shall be entitled to four weeks of vacation or the amount to which the Executive would otherwise be entitled under the Company's vacation policy, whichever is greater.

         (d) Stock Options. The Executive shall be granted, effective the date hereof, an incentive stock option (the "Option") to purchase 50,000 shares of common stock, $.0l par value per share, of the Company (the "Common Stock") at an exercise price per share equal to $5.00 (which the parties hereto agree is the fair market value of a share of Common Stock on the date of the grant). The Option shall have a term of ten years from the date of grant and shall vest, on a cumulative basis, with respect to 12,500 shares on December 31, 1999 and with respect to 3,125 on the last day of each calendar quarter thereafter while the Participant is employed by the Company. All of the terms and conditions relating to the Option are set forth in the Incentive Stock Option Agreement executed by the Company and the Executive and attached hereto as Exhibit A.

         Section 4. Exclusivity. During the Employment Term, the Executive shall devote his full time to the business of the Company and its subsidiaries, shall faithfully serve the Company and its subsidiaries, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the President or Chief Executive Officer in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and its subsidiaries and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the Company and its subsidiaries,
(ii) engage in personal investing activities and (iii) serve on the Board of Directors of Burns Engineering and non-profit organizations, provided that the activities set forth in these clauses (i), (ii) and (iii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

         Section 5. Reimbursement for Expenses. During the Employment Term, the Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the




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Company from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

         Section 6. Termination and Default.

         (a) Death. The Executive's employment shall automatically terminate upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(e) below.

         (b) Disability. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is disabled such that the Executive would be entitled to receive disability benefits under the Company's long-term disability plan, or if no such plan exists, the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 180 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event the Executive's employment shall terminate.

         (c) Cause. The Company may terminate the Executive's employment at any time, with or without Cause. In the event of termination pursuant to this
Section 6(c) for Cause (as defined below), the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Cause" shall mean: (i) the Executive's failure (except where due to a disability contemplated by subsection (b) hereof), neglect or refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall specifically set forth the nature of said failure, neglect or refusal, (ii) any willful or intentional act of the Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the President or Chief Executive Officer or (B) is the result of the Executive's illness, disability or incapacity (in which event the provisions of Section 6(b) hereof shall control); (iv) use of illegal drugs by the Executive or repeated drunkenness; (v) conviction of the Executive for the commission of a felony; or
(vi) the commission by the Executive of an act of fraud or embezzlement against the Company.

         (d) Resignation. The Executive shall have the right to terminate his employment at any time by giving notice of his resignation.

         (e) Payments. In the event that the Executive's employment terminates for any reason, the Company shall pay to the Executive all amounts and benefits accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses, including accrued and unused vacation. In addition, in the event the Executive's employment is terminated by the Company without Cause, whether during or upon expiration of the current term of this Agreement, in addition to the amounts specified in the foregoing sentence, (i) the





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Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for a period of twelve months following the date of such termination (the "Severance Term") and (ii) to the extent permissible under the Company's health and welfare plans, the Executive shall continue to receive any health and welfare benefits provided to him as of the date of such termination in accordance with Section 3(c) hereof during the Severance Term, on the same basis and at the same cost as during the Employment Term. Following the end of the Severance Term, the Executive shall be entitled to elect health care continuation coverage permitted under Section 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as if his employment had then terminated. Further, in the event the Executive's employment is terminated without Cause by reason of the Company having notified the Executive that this Agreement will not be extended pursuant to Section 2, the Executive shall be entitled to receive a pro-rated amount of the Bonus in a lump sum based on the Executive's period of employment during the calendar year in which such termination occurs (less any applicable withholding or similar taxes). In the event the Executive accepts other employment prior to the last date of the Severance Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts and benefits due the Executive under this Section 6(e) (other than in respect of the Bonus) the amounts paid to and benefits received by the Executive in respect of such other employment. Amounts owed by the Company in respect of the Salary, Bonus or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(e), be paid promptly upon any termination. The payments and benefits to be provided to the Executive as set forth in this Section 6(e) in the event the Executive's employment is terminated by the Company without Cause: (i) shall be lieu of any and all benefits otherwise provided under any severance pay policy, plan or program maintained from time to time by the Company for its employees, (ii) shall not be paid to the extent that Executive's employment is terminated following a Change in Control under circumstances entitling the Executive to the benefits described in
Section 6(f).

         (f) Change of Control Benefit. In the event that the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, as defined below, during the 12-month period immediately following a Change of Control, as defined below, whether during or upon expiration of the current term of this Agreement: (i) the Company shall pay to the Executive all amounts and benefits accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses, including accrued and unused vacation (less any applicable withholding or similar taxes), (ii) all unvested shares that are subject to the Option shall become immediately vested and exercisable as set forth in the Incentive Stock Option Agreement attached as Exhibit A, (iii) the Company shall pay to Executive a lump sum payment equal to his Salary at the rate in effect hereunder on the date of such termination, plus his maximum target Bonus (up to a maximum of 40% of his then current annual Salary) for the year in which the Change of Control occurs (less any applicable withholding or similar taxes) and (iv) to the extent permissible under the Company's health and welfare plans, the Executive shall continue to receive, at the Company's cost, any health and welfare benefits provided to him as of the date of such termination for the 12-month period following his termination of employment. Any payments due under this Section 6(f) shall be made within five
(5) business days of termination of Executive's employment. Following the end of the 12-month period described in clause (iv) of the preceding sentence, the Executive




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shall be entitled to elect health care continuation coverage permitted under
Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, as if his employment with the Company then terminated.

                  For the purposes of this Agreement, "Change of Control" shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
Control: (x) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
(B) and (C) of subsection (ii) of this Section 6(f) (persons and entities described in clauses (x), (y) and (z) being referred to herein as "Permitted Holders"); or

                  (ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were




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members of the incumbent Board of Directors of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                  (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

                  (iv) The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or

                  (v) The individuals who on the date of this Agreement constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the date of this Agreement.

                  For purposes of this Agreement, "Good Reason" shall mean, without the Executive's prior written consent, (i) a substantial diminution in the Executive's authority, duties or responsibilities as in effect prior to the Change in Control, (ii) a reduction by the Company in the Executive's base salary, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased,
(iii) the failure by the Company to cover the Executive under employee benefit plans that, in the aggregate, provide substantially similar benefits to the Executive and/or his or her family and dependents at a substantially similar total cost to the Executive (e.g., premiums, deductibles, co-pays, out of pocket maximums, required contributions, taxes and the like) relative to the benefits and total costs under such benefit plans in which the Executive (and/or his or her family or dependents) were participating at any time during the 90-day period immediately preceding the Change in Control, or (iv) the Company's requiring the Executive to be based at any office or location that is more than fifty (50) miles further from the office or location thereof immediately preceding a Change in Control; provided, however, Good Reason shall not include any of the circumstances or events described herein unless the Executive has first provided written notice of such circumstance or event and the Company has not corrected such circumstance or event within thirty (30) days of receipt by the Company of such written notice from the Participant.

         (g) Survival of Operative Sections. Upon any termination of the Executive's employment, the provisions of Sections 6(e) 6(f) and 7 through 17 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

         Section 7. Secrecy and Non-Competition. The Executive reaffirms his obligations under the Secrecy and Non-Competition Agreement, dated March 11, 1999, between the Company and the Executive. The Company agrees that the restrictions contained in Section 1(a) of the Secrecy and Non-Competition Agreement shall not prohibit the Executive from owning up to one percent (1.0%) of the outstanding capital stock of a publicly held entity that competes with the Company.

         Section 8. Representations and Warranties of the Executive. The Executive represents and warrants to the Company as follows:




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         (a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Executive (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

         The representations and warranties of the Executive contained in this
Section 8 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9. Representations and Warranties of the Company. The Company represents and warrants to the Executive as follows:

         (a) This Agreement, upon execution and delivery by the Company, will be duly executed and delivered by the Company and (assuming due execution and delivery hereof by the Executive) will be the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Company (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Company.

         The representations and warranties of the Company contained in this
Section 9 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         Section 10. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or




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affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         Section 11. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

         Section 12. Severability and Governing Law. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota applicable to contracts made and to be performed entirely within such state, provided, however, that the provisions of this Agreement relating to the Option shall be governed by and construed in accordance with the laws of the State of New York.

         Section 13. Notices.

         (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

                  (i) If to the Executive, at 9649 Wyoming Terrace, Bloomington, Minnesota 55438, or at such other address as the Executive may have furnished the Company in writing, and

                  (ii) If to the Company, at 10700 Bren Road West, Minnetonka, Minnesota 55343, marked for the attention of the Chief Executive Officer, or at such other address as it may have furnished in writing to the Executive.

         (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         Section 14. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or any term or provision hereof.



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         Section 15. Entire Agreement. This Agreement including the exhibits hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

         Section 16. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

         Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       AMERICAN MEDICAL SYSTEMS, INC.


                                       By: /s/ Sam B. Humphries
                                           -------------------------------------
                                           Sam B. Humphries
                                           President and Chief Executive Officer


                                       /s/ Gregory J. Melsen
                                       -----------------------------------------
                                       Greg Melsen




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